SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):

                        January 8, 2003 (January 7, 2003)


                                  CRESTED CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

            Colorado                     0-8773                84-0608126
--------------------------------     --------------     ------------------------
  (State or other jurisdiction         (Commission          (I.R.S. Employer
        of incorporation)               File No.)          Identification No.)


     Glen L. Larsen Building
     877 North 8th West
     Riverton, WY                                                 82501
---------------------------------------------------     ------------------------
    (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (307) 856-9271


         Former fiscal year end May 31; new fiscal year end December 31.
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM 5.  OTHER EVENTS


     Crested Corp. announces that its subsidiary Rocky Mountain Gas, Inc. ("RMG") has signed an Option Agreement to acquire certain coalbed methane ("CBM") properties and assets in the Powder River Basin near Gillette, Wyoming. The agreement, with an undisclosed party, covers more than 10,000 gross acres of producing, proven and undeveloped CBM prospects. Under the terms of the agreement, RMG has until April 1, 2003 to complete its due diligence, raise sufficient capital to exercise the option and enter into a definitive Agreement for Purchase and Sale of the subject assets.

     The optioned properties are reported to be producing CBM from 184 wells producing from various coal seams ranging from 400 to 500 feet in depth. Management believes that several deeper coals are prospective for development and that operational and infrastructure improvements, as well as drilling additional wells, could enhance current production. Included with the properties are various gas gathering contracts, gas purchasing contracts and additional drilling permits. RMG will utilize the services of recently retained Ryder Scott Company Petroleum Consultants of Houston, TX for reservoir evaluations while in the due diligence phase of the Option Agreement.


Forward Looking Statements

     This Report on Form 8-K includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact included in this Report, are forward-looking statements. In addition, whenever words like "expect," "anticipate" or "believe" are used, we are making forward-looking statements.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CRESTED CORP.


Dated: January 7, 2003                      By:      /s/  Daniel P. Svilar
                                                 -------------------------------
                                                 DANIEL P. SVILAR, Secretary





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